EXHIBIT 24-5

                                POWER OF ATTORNEY


                  The undersigned hereby constitutes and appoints Eduardo Valdes Acra and Rafael Robles Miaja, and each of them singly, as her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act for her and in her name, place and stead and on her behalf, in any and all capacities, to sign any Form 3, 4 or 5 or Schedule 13D or 13G, and any and all amendments thereto and any other document relating thereto (including any joint filing agreement) (each a "Filing"), relating to her beneficial ownership (direct or indirect) of any securities she may be deemed to beneficially own, and to file on her behalf any such Filings required to be filed pursuant to the United States Securities Exchange Act of 1934, as amended, with the United States Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents full power and authority to do and perform any and all acts and things requisite as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof, and this power of attorney shall be irrevocable until December 31, 2008.

March 19, 2004



                                                   /s/ Maria Soumaya Slim Domit
                                                   -----------------------------
                                                   Maria Soumaya Slim Domit